Exhibit 99.1

Natural Health Trends Reports Second Quarter 2019 Financial Results

–	Revenue of $23.4 million, a 21% increase compared to the first quarter of 2019

–	Net income of $0.4 million

–	Repurchased $6.7 million of common stock

HONG KONG – August 7, 2019 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights

•	Revenue of $23.4 million decreased 54% compared to $50.9 million in the second quarter of 2018 and increased 21% compared to $19.3 million in the first quarter of 2019.

•
Gross profit was $18.0 million compared to $40.5 million in the second quarter of 2018, and $14.1 million in the first quarter of 2019. As a percent of total revenue, gross profit was 77% compared to 80% in the second quarter of 2018 and 73% in the first quarter of 2019.

•	Operating loss was $4,000 compared to operating income of $10.1 million in the second quarter of 2018, and operating loss of $2.7 million in the first quarter of 2019.

•
Net income was $397,000, or $0.04 per diluted share, compared to $9.0 million, or $0.80 per diluted share, in the second quarter of 2018, and a net loss of $1.9 million, or $0.17 per diluted share, in the first quarter of 2019.

•	The number of Active Members[1] decreased 10% to 78,280 at June 30, 2019, compared to 87,340 at March 31, 2019, and decreased 16% compared to 93,000 at June 30, 2018.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2019 Financial Highlights

•	Revenue of $42.8 million decreased 59% compared to $103.3 million in the first six months of 2018.

•	Gross profit was $32.1 million compared to $82.7 million in the first six months of 2018. As a percent of total revenue, gross profit was 75% compared to 80% in the first six months of 2018.

•	Operating loss was $2.7 million compared to operating income of $20.2 million in the first six months of 2018.

•	Net loss was $1.5 million, or $0.14 per diluted share, compared to net income of $17.8 million, or $1.58 per diluted share, in the first six months of 2018.

Management Commentary

“While we continued to face challenges in China that placed significant pressure on our top-line, we were pleased with the high level of commitment shown by our members through the difficult operating environment,” commented Chris Sharng, President of Natural Health Trends Corp. “As a result, our second quarter revenue was up 21% compared to the first quarter of 2019. Though the Chinese government’s 100-day campaign expired in late April, there has been no official conclusion to formally end the program. As such, we continued our voluntary suspension of member activities in China through the entirety of the second quarter as our cooperation with the Chinese government is a top priority. We continue to believe this proactive approach is the best way to position our company for longer-term success and support the actions taken by the Chinese government to protect Chinese consumers.”

Mr. Sharng further commented, “We are encouraged by our progress in other key markets, especially Latin America, led by Peru; Southeast Asia; India and Europe. Further, we deployed several different promotions throughout the quarter to encourage product purchases which were very well received by our members.”

Balance Sheet and Cash Flow

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Net cash used in operating activities was $3.7 million, including a $1.7 million installment payment on tax payables arising from the 2016 Tax Reform Act effect, compared to $11.4 million in the first quarter of 2019, and net cash provided by operating activities of $5.3 million in the second quarter of 2018. For the first six months of 2019, net cash used in operating activities was $15.1 million, compared to net cash provided by operating activities of $16.5 million in the first six months of 2018.

•	Total cash and cash equivalents were $108.1 million as of June 30, 2019, down from $132.7 million as of December 31, 2018.

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The Company repurchased 612,729 shares of its common stock at an average price of $10.90 for a total of $6.7 million during the second quarter of 2019. As of June 30, 2019, $25.3 million of the stock repurchase program remained available for future purchases, inclusive of related estimated income tax.

Second Quarter 2019 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2019 financial results today, Wednesday, August 7, 2019 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, August 7, 2019
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13691790
Webcast:	http://public.viavid.com/index.php?id=134956
For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on August 7, 2019 through 11:59 p.m. Eastern Time on August 21, 2019 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13691790.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on April 26, 2019 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel (Hong Kong): +852-3107-0800
Tel (U.S.): 310-541-0888
scott.davidson@nhtglobal.com

Investor Contact:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$108,106	$132,653
Inventories	10,343	12,165
Other current assets	6,127	5,369
Total current assets	124,576	150,187
Property and equipment, net	887	934
Operating lease right-of-use assets	3,796	—
Goodwill	1,764	1,764
Restricted cash	3,000	2,998
Deferred tax asset	1,210	1,207
Other assets	858	831
Total assets	$136,091	$157,921
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$675	$1,631
Accrued commissions	7,051	12,502
Other accrued expenses	3,676	6,121
Deferred revenue	3,390	6,795
Amounts held in eWallets	13,879	14,611
Operating lease liabilities	1,741	—
Other current liabilities	1,116	1,424
Total current liabilities	31,528	43,084
Income taxes payable	15,365	16,982
Deferred tax liability	187	186
Long-term incentive	7,531	7,808
Operating lease liabilities	2,128	—
Total liabilities	56,739	68,060
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,249	86,415
Retained earnings	40,169	44,431
Accumulated other comprehensive loss	(1,192)	(1,250)
Treasury stock, at cost	(45,887)	(39,748)
Total stockholders’ equity	79,352	89,861
Total liabilities and stockholders’ equity	$136,091	$157,921

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$23,428	$50,910	$42,756	$103,277
Cost of sales	5,407	10,399	10,631	20,620
Gross profit	18,021	40,511	32,125	82,657
Operating expenses:
Commissions expense	11,398	22,310	20,896	45,290
Selling, general and administrative expenses	6,627	8,093	13,942	17,215
Total operating expenses	18,025	30,403	34,838	62,505
Income (loss) from operations	(4)	10,108	(2,713)	20,152
Other income, net	373	53	805	216
Income (loss) before income taxes	369	10,161	(1,908)	20,368
Income tax provision (benefit)	(28)	1,138	(382)	2,521
Net income (loss)	$397	$9,023	$(1,526)	$17,847
Net income (loss) per common share:
Basic	$0.04	$0.80	$(0.14)	$1.58
Diluted	$0.04	$0.80	$(0.14)	$1.58
Weighted-average number of common shares outstanding:
Basic	11,082	11,298	11,207	11,292
Diluted	11,082	11,305	11,207	11,297

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,526)	$17,847
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	189	235
Noncash lease expense	914	—
Deferred income taxes	(3)	—
Changes in assets and liabilities:
Inventories	1,881	(2,057)
Other current assets	(752)	1,955
Other assets	(35)	(73)
Accounts payable	(956)	1,246
Accrued commissions	(5,475)	(707)
Other accrued expenses	(1,946)	1,119
Deferred revenue	(3,409)	(592)
Amounts held in eWallets	(765)	(192)
Operating lease liabilities	(964)	—
Income taxes payable	(1,617)	(1,657)
Other current liabilities	(318)	(72)
Long-term incentive	(277)	(562)
Net cash provided by (used in) operating activities	(15,059)	16,490
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(141)	(113)
Net cash used in investing activities	(141)	(113)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	(6,682)	—
Dividends paid	(2,736)	(23,093)
Net cash used in financing activities	(9,418)	(23,093)
Effect of exchange rates on cash, cash equivalents and restricted cash	73	(381)
Net decrease in cash, cash equivalents and restricted cash	(24,545)	(7,097)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	135,651	138,478
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$111,106	$131,381
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Issuance of treasury stock for employee awards, net	$377	$554
Right-of-use assets obtained in exchange for operating lease liabilities	$4,697	$—